Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1
Press Release

For Immediate Release

Numerex Settles Acquisition Dispute

ATLANTA, GA January 10, 2011—Numerex Corp (NASDAQ:NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, announces today that it has come to terms with the owners of Orbit One Communications, Inc. and affiliates settling the dispute amongst the parties for a net cash outlay of $1.73 million and a buy-back of 320,833 shares of Numerex common stock (acquired at Friday, January 7th closing price of $9.03) that were earned and previously escrowed as part of the acquisition earn-out agreement.

About Numerex
Numerex Corp (NASDAQ:NMRX) is a leading provider of machine-to-machine (M2M) business services, technology, and products used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST™ (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

###